UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2005

Nextel Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19656	36-3939651
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2001 Edmund Halley Drive , Legal Department , Reston , Virginia		20191
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-433-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2005, the Compensation Committee of the Board of Directors of Nextel Communications, Inc. (the "Company") approved annual cash bonus awards earned during 2004 and to be paid in 2005 for certain executive officers who were named in the Summary Compensation Table of the Company's 2004 Proxy Statement, under the Company's 2004 Bonus Plan. The bonus awards were earned based upon the achievement of performance goals established in early 2004, which were reviewed and approved by the Compensation Committee. The amounts of the bonus awards to the named executive officers are as follows: Paul N. Saleh, Executive Vice President and Chief Financial Officer ($700,000); Barry J. West, Executive Vice President and Chief Technology Officer ($271,461); and Leonard J. Kennedy, Senior Vice President and General Counsel ($387,900). The Company's full Board of Directors is expected to consider the annual cash bonus awards earned under the Company's 2004 Bonus Plan to each of Timothy M. Donahue, President and Chief Executive Officer, and Thomas N. Kelly, Executive Vice President and Chief Operating Officer, at a later date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nextel Communications Inc.

February 23, 2005	By:	Gary D. Begeman

Name: Gary D. Begeman
Title: Vice President and Deputy General Counsel